Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(14,150)
Unrealized Gain (Loss) on Market Value of Futures	62,730
Dividend Income	796
Interest Income	6,019
Total Income (Loss)	$55,395

Expenses
General Partner Management Fees	$2,558
Professional Fees	5,506
Brokerage Commissions	93
Non-interested Directors' Fees and Expenses	48
Prepaid Insurance Expense	40
NYMEX License Fee	51
Total Expenses	8,296
Expense Waiver	(5,226)
Net Expenses	$3,070
Net Income (Loss)	$52,325

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/19	$3,925,309
Net Income (Loss)	52,325

Net Asset Value End of Month	$3,977,634
Net Asset Value Per Share (450,000 Shares)	$8.84

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596